UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 15, 2005

Digital Theater Systems, Inc.

(Exact name of registrant as specified in its charter)

000-50335

(Commission File Number)

Delaware	77-0467655
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

5171 Clareton Drive

Agoura Hills, California  91301

(Address of principal executive offices, with zip code)

(818) 706-3525

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On March 15, 2005, Digital Theater Systems, Inc. (the “Company”), as authorized by the Compensation Committee of its Board of Directors, paid annual cash bonuses to each of the Company’s executive officers in respect of the year ended December 31, 2004, including to its Chief Executive Officer (the “CEO”) and the four most highly compensated executive officers other than the CEO who were serving as executive officers at the end of the Company’s 2004 fiscal year.  The CEO and such other executive officers are referred to as the “Named Executive Officers.”  The following table sets forth the annual cash bonuses which were paid to the Named Executive Officers on March 15, 2005:

Name	Annual Cash Bonus Paid
Jon E. Kirchner	$81,250
Melvin L. Flanigan	$26,000
W. Paul Smith(1)	$28,713
Blake A. Welcher	$24,000
Jan C. Wissmuller	$25,000

(1)          Reflects an annual cash bonus of 15,000 British pounds sterling (GBP), converted to United States dollars (USD) using the average daily exchange rate in effect on March 15, 2005.

Additional information regarding the compensation of the Named Executive Officers for the year ended December 31, 2004 will be set forth in the proxy statement for the Company’s 2005 Annual Meeting of stockholders, which is expected to be filed with the Securities and Exchange Commission in April 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL THEATER SYSTEMS, INC.

Date: March 21, 2005	By:	/s/ Melvin Flanigan
Melvin Flanigan
Executive Vice President, Finance and Chief Financial Officer